EX-99.CODE ETH

                         EUROPEAN INVESTORS INCORPORATED
                         E.I.I. REALTY SECURITIES, INC.
                               E.I.I. REALTY CORP.
                            E.I.I. CORPORATE FINANCE

                         CODE OF ETHICS INSTRUCTION FORM
                         -------------------------------


Attached you will find the Code of Ethics for the above named Companies.

Please read the Code of Ethics and upon completion, please submit the following forms:

1. INITIAL ASSET CERTIFICATION OF ACCESS PERSONS (Exhibit C)
2. ACKNOWLEDGEMENT FOR ACCESS PERSONS (Exhibit F)


In addition, you must arrange to send duplicate copies OF ALL BROKERAGE STATEMENTS or TRANSACTION CONFIRMATIONS directly from your Broker. (Exhibit G)

On a quarterly basis you must submit a QUARTERLY SECURITIES TRANSACTIONS REPORT (Exhibit E) by the 10th day following calendar quarter end listing all reportable securities transactions during the preceding calendar quarter.

On an annual basis you must submit the ANNUAL ASSET CERTIFICATION OF ACCESS PERSONS (Exhibit D) by the 10th day following year end listing all reportable securities transactions during the preceding calendar quarter.

                         EUROPEAN INVESTORS INCORPORATED
                         E.I.I. REALTY SECURITIES, INC.
                               E.I.I. REALTY CORP.
                            E.I.I. CORPORATE FINANCE


                                 CODE OF ETHICS
                                 --------------

I.       INTRODUCTION
         ------------

High ethical standards are an essential ingredient not only for the success of European Investors Holding Co., European Investors Incorporated, E.I.I. Realty Securities Inc., E.I.I. Realty Corp. and E.I.I. Corporate Finance (which are hereinafter referred to as the "Firm" collectively), but also to maintain the confidence of investors. There is a long-standing recognition of the conflicts of interest that potentially arise in connection with the personal trading activities of investment personnel. Federal and state securities laws govern the conduct of individuals associated with investment advisors and registered investment companies. Such entities are required to adopt a Code of Ethics containing provisions designed to prevent improper personal trading by their personnel.

Further, the Firm has a fiduciary duty to its clients and registered investment company shareholders (which are hereinafter referred to as "clients" collectively) which requires employees to act solely for the benefit of clients. Our own long-term business interests are best served by adherence to the principle that clients' interests come first. It is in the best interests of this Firm as a professional advisory organization to avoid potential conflicts of interests, or even the appearance of such conflicts.

Because of the nature of our business, employees may be exposed to information which constitutes "inside information" or material, non-public information. Federal securities law proscribes the use of such information for financial benefit.

Our goal is to impose as few restrictions as possible consistent with protecting the Firm, our clients and you from the damage that could result from a violation of the securities laws or from real or apparent conflicts of interest. While it is impossible to define all situations which might pose such a risk, this Code of Ethics is designed to address those circumstances where such risks are likely to arise. It is with this goal in mind that we encourage our employees to consider utilizing the commingled vehicles managed by the Firm rather than investing in individual securities.

Adherence to the Code of Ethics and the related restrictions on personal investing is considered a basic condition of employment by the Firm. If you have any doubt as to the propriety of any activity, you should consult with a member of the Compliance Committee.

II.      APPLICABILITY OF CODE OF ETHICS
         -------------------------------

This Code of Ethics shall apply to employees, officers and directors of the Firm who meet the definition of "access persons" as defined by the Investment Company Act. "Access person" is defined by the Act as any person who, in connection with his or her regular duties or function makes, participates in, or obtains information regarding the purchase or sale of a security by a registered investment company, or whose function relates to the making of any recommendations with respect to such purchases.

This definition includes those directors, officers, portfolio managers, analysts, traders, portfolio accountants and others who, because of the nature of their duties, possess information regarding the securities that client accounts will purchase or sell. A list of all "access persons" will be maintained by the Compliance Committee, and the Committee will advise such persons of their special responsibilities by providing them with a copy of this Code of Ethics.


III.     THE INVESTMENT ADVISORS ACT AND THE INVESTMENT COMPANY ACT
         ----------------------------------------------------------

Section 206 of the Investment Advisors Act prohibits "any transaction, practice, or course of business which operates as a fraud or deceit upon my client or prospective client". The Investment Company Act includes similar prohibitions for the protection of mutual fund investors; the actual text of Rule 17j-1, pursuant to which this Code of Ethics is adopted, is attached as EXHIBIT A. All "access persons" are required to familiarize themselves with this Code of Ethics, including the Rule, and to so acknowledge by executing the Acknowledgement Form (attached) upon commencement of employment, and annually thereafter.

IV.      RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES
         ---------------------------------------------

Personal investment activities of all "access persons" employed by this Firm must remain within the parameters set forth below. "Personal investment activities" are those involving any securities in which the access person has a "beneficial interest", as defined in EXHIBIT B.

(a) PROHIBITION ON ACQUIRING SECURITIES IN AN INITIAL PUBLIC ("IPO") WITHIN 30 DAYS OF THE INITIAL OFFERING. In some cases, the opportunity to invest in an IPO is highly sought after and these opportunities are often available only to a limited number of investors. Purchase of IPO's by investment personnel pose two potential conflicts of interest. First, an opportunity for investment personnel to participate in a "hot issue" or other attractive IPO is not likely to be viewed as a random event. It may also create the impression that future investment decisions for clients were pursued for reasons other than because they were in the best interest of the clients. Second, the realization of any short-term profits may create at least the appearance that an investment opportunity that should have been available to clients was diverted to the personal benefit of an individual employee. The firm believes that restricting the purchase of a security in an IPO to after 30 days of the offering will reduce these potential conflicts.

(b) PRIOR APPROVAL FOR PARTICIPATION IN ANY PRIVATE PLACEMENT. Press accounts have alleged that emerging companies court portfolio managers through private placements in order to encourage managers to have their clients invest in the company when it later undertakes an IPO. This produces a direct conflict since the client's investment may result in an increase in value of the company's securities and thus an increase in value of the employee's personal holdings. The Firm recognizes that most private placements will not raise such conflicts and a complete ban on such investments would restrict many legitimate investment opportunities. Therefore, acquisitions of securities in a private placement, including those managed by the Firm, will be subject to a process of prior review. Further, any "access person" who takes a position in a private placement is under an affirmative obligation to disclose that position if the employee plays a material role in a client's investment decision regarding the same issuer. Once this disclosure is made, a review of the client's investment will be undertaken by the investment personnel with no personal interest in that particular issuer. This process will accommodate personal investments but provide scrutiny where there is a potential conflict.

(c) PRE-CLEARANCE OF PERSONAL SECURITIES TRANSACTIONS. "Access persons" will be required to pre-clear applicable personal securities transactions, including purchases, sales and gifts, through those individuals designated by the Compliance Committee. To obtain pre-clearance, an "access person" should direct a request in writing or by e-mail to Michael J Meagher or, in his absence Richard Adler, or John Criss, indicating the details of the proposed trade, including security, and type of transaction. Unless the security is currently subject to a Blackout Period, or the proposed transaction potentially conflicts with another provision of the Code of Ethics, the request will be promptly approved by return e-mail. Approvals are valid for one day in the case of a REIT and ten (10) days for all other securities. If the proposed transaction has not been acted upon within these time frames, a new request for approval must be submitted. A hard copy of the request and approval will be placed in the employee's compliance file.

         There may be some circumstances where exceptions to this restriction will be allowed and may not require pre-clearance. Any such requests will be reviewed on an individual basis by the Compliance Committee.

(d) DUPLICATE COPIES OF BROKER'S CONFIRMATIONS TO FIRM. All "access persons" are required to direct their brokers to supply duplicate copies of confirmations of all personal securities transactions to the Firm. The transactions reported on the Brokers Confirmations will be reviewed and compared against approved pre-clearance reports, and will allow the Firm to ensure the effectiveness of its compliance efforts.

(e) DISCLOSURE OF PERSONAL HOLDINGS AND QUARTERLY TRANSACTIONS. Upon commencement of employment, or within 10 days of becoming an access person, all "access persons" are required to submit information on their personal securities holdings, substantially in the form of the Disclosure of Personal Holdings Form EXHIBIT C. This Disclosure is to be updated on an annual basis no later than 10 calendar days after December 31 of each year in substantially the form as EXHIBIT D for all "access persons" employed by the firm as of January 1st of each year. A December year-end copy of all applicable brokerage statements is also acceptable. This Disclosure will ensure that confirmations for all transactions are being sent to the Firm. It will also capture certain investments (i.e. private placements) that would not be reflected in traditional broker-dealer accounts or statements.

         Statements listing all reportable securities transactions during the preceding calendar quarter must be submitted by all "access persons" on a Personal Trading Activity Form (EXHIBIT E) on or before the 10th day of January, April, July and October.


(f)      EXEMPTED TRANSACTIONS.

         THE FOLLOWING TRANSACTIONS ARE SPECIFICALLY EXEMPTED FROM COVERAGE BY THIS CODE OF ETHICS:

               (I) Transactions in securities issued by the Government of the United States.

               (II)   Transactions in shares of open-end investment companies.

               (III)  Transactions involving bank certificates of deposit.

               (IV) Transactions effected in any account over which the "access person" has no direct or indirect influence or control (i.e., blind trust, discretionary account or Trust managed by a third party).

               (V) Transactions which are part of an automatic dividend reinvestment plan.


         THE FOLLOWING TRANSACTIONS ARE SPECIFICALLY EXEMPTED FROM THE PRE-CLEARANCE REQUIREMENTS AS INDICATED IN SECTION IV (D) OF THIS CODE OF ETHICS, BUT MUST BE REPORTED IN THE DISCLOSURE OF QUARTERLY
         TRANSACTIONS:


               (I) Transactions involving no more than 2000 shares of an equity security or $250,000 face amount of a debt security; provided that the issuer of the equity security has a market capitalization at the time of the transaction of at least $1 billion, or the issuer of a debt security has at least $100 million in debt securities of the same general type and quality outstanding and not in default

               (II)   Transactions in repurchase agreements

               (III)  Transactions in employee stock ownership plan of stock

               (IV) Transactions in interests in Securities comprising part of a broad-based, publicly traded market basket or index of stocks, approved for trading by the appropriate regulatory authority such as exchange traded funds and S&P Futures

               (V) Purchases or sales which are non-volitional on the part of either the "access person", including purchases or sales upon exercise of puts or calls written by the "access person" and sales from a margin account pursuant to a BONA FIDE margin call.

               (VI) Purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its Securities, to the extent such rights were acquired from such issuer.

               (VII) Transactions available to all shareholders such as a merger or tender offer.


         THE  FOLLOWING  TRANSACTIONS  REQUIRE  PRE-CLEARANCE  AS  INDICATED  IN
         SECTION IV (D) OF THIS CODE OF ETHICS, AND MUST BE REPORTED IN THE DISCLOSURE OF QUARTERLY TRANSACTIONS:

               (I)    Transactions  involving equity and debt securities  unless
                      otherwise  exempted  from  pre-clearance   procedures,  or
                      coverage by this Code of Ethics.

               (II) Transactions involving REIT equity or debt securities regardless of amount or size of the company.

               (III) Transactions in currency futures, U.S. treasury futures, Eurodollar futures, physical commodity futures (e.g., contracts for the future delivery of grain, livestock, fiber or metals), futures contracts to acquire fixed income securities issued

               (IV) Investments in private placements (SEE SECTION IV (B) OF THIS CODE OF ETHICS)

                      Such transactions, must be pre-cleared in writing by the Compliance Officer and must be based on circumstances where the Compliance Officer finds that the transaction is appropriate and consistent with the purposes and policies of this Code, is not in conflict with the interest of our clients and is in compliance with applicable law. The Compliance Committee or Compliance Officer reserve the right to make exceptions to these restrictions based on individual circumstances.

OTHER RESTRICTIONS
------------------

     (a) DUTY OF CONFIDENTIALITY. All "access persons" must keep confidential information concerning a decision to purchase or sell a security on behalf of clients during the entire period from the time a security is determined to be the probable subject of an investment decision until the later of (i) the completion of the buying or selling program for client accounts or (ii) a determination that the security is no longer the probable subject of an investment decision. Advance information concerning investment decisions (or probable investment decisions) must not be disclosed except in the necessary and proper discharge of one's responsibilities to the Firm and its clients.

     (b) SERVICE AS A DIRECTOR. All "access persons" are prohibited from serving on the boards of directors of any publicly traded company absent prior authorization.

         Authorization will be based upon determination that the board service would be consistent with the interests of the Firm and its clients. This restriction does not apply to service on the board of any not-for-profit corporation or organization.

     (c) GIFTS. All "access persons" are prohibited from accepting or giving any gift of more than de minimis value from any individual doing business with or on behalf of a client to which the Firm acts as advisor. For the purpose of this Code of Ethics "de minimis value" is defined as $150.00. Business meals and entertainment are excluded from the definition of "gift".


V.       INSIDER TRADING POLICY
         ----------------------

Court and SEC administrative decisions interpreting the anti-fraud provisions of the federal securities laws generally make it unlawful for any person to trade securities for themselves or their clients while in possession of material nonpublic information or selectively to disclose such information to others who may trade. Violation of theses provisions may result in civil and criminal penalties, including fines and jail sentences, as well as dismissal by the Firm. Although there are exceptions to these prohibitions, these exceptions are limited.

"Nonpublic" information is any information that has not been disclosed generally to the marketplace. Information received about a company that is not yet in general circulation should be considered nonpublic. Similarly, information received about another company in circumstances indicating that it is not yet in general circulation should be considered nonpublic. As a general rule, one should be able to point to some fact to show that the information is widely available. For example, if the information is published in The Wall Street Journal or in other major news publications or media. Even after XYZ Company has released information to the press and the information has been reported, at least 24 hours must be allowed for the general marketplace to learn of and evaluate that information before you trade in XYZ securities.

"Material" information is any information about a company or the market for the company's securities that is likely to be considered important by reasonable investors, including reasonable speculative investors, in determining whether to trade. Information that affects the price of the company's securities is likely to be deemed material.

While it is not possible to identify in advance all information that will be deemed to be material, some illustrations of such information would include earnings, dividend actions, mergers and acquisitions, major discoveries, major news products, significant advance in research, major personnel changes, labor negotiations, price change or major marketing changes, government investigations, or significant litigation.

A company director, officer or employee might inadvertently disclose material nonpublic information to you. It also might be disclosed to you by persons with business relationships with the company, such as its investment banker. In such a case, you should immediately report the facts to the Chairman of the Compliance Committee or a member of the committee in his absence for a decision regarding appropriate steps.

In addition, whenever you receive information about a company, you should refrain from trading while in possession of that information unless you first determine that the information is public, non-material, or both. You should also refrain from disclosing the information to others, such as family, relatives, business, or social acquaintances, who do not need to know it for legitimate business reasons. If you have any questions at all as to whether the information is material and nonpublic, you must resolve the question or questions before trading, recommending at trade, or divulging the information. If any doubt at all remains, you should consult the Compliance Committee.

If there is any unresolved question in your mind as to the applicability or interpretation of these standards or the propriety of any trading or disclosure, the issue should be discussed with a member of the Compliance Committee prior to trading or disclosure of the information.

VI.      OVERSIGHT OF CODE OF ETHICS
         ---------------------------

A Compliance Committee, comprising Michael J. Meagher (Chairman & Chief Compliance Officer), Richard J. Adler and John Criss will oversee compliance with this Code of Ethics. Tracy Guastavino will be responsible for collecting reports and maintaining the records of the Committee.

The Compliance Committee shall review all reports made to it and upon determining that a violation of this Code of Ethics has occurred, may impose such sanctions or remedial action, as it deems appropriate. These sanctions may include, among other things, suspension or termination of employment with the Firm.

VII.     RECORDKEEPING
         -------------

The Firm will maintain the following records and make them available to the SEC:

         (1) A copy of the current Code of Ethics and prior versions within the past five years.

         (2) A record of any violation of the Code of Ethics, and of any action taken as a result of the violation in the last five years.

         (3) A copy of each Initial Holdings Report, Annual Holdings Report, Confirmation Statements and Quarterly Transactions Report made by an access person in the last five years or date of hire, whichever is more recent, shall be maintained in a locked cabinet.

         (4) A list of all persons who are, or within the past five years have been required to make reports or who were responsible for reviewing these reports must be maintained in an easily accessible place.

         (5) All approvals of limited offerings for the past five years as of the end of the fiscal year in which approval was granted.

VIII.    REPORTING
         ---------

         (1) At least annually, the Compliance Committee shall furnish to the Board of Trustees of the E.I.I. Realty Securities Fund a written report that:

               Describes any issues arising under this Code of Ethics or procedures adopted in furtherance thereof, including but not limited to, any information about material violations of this Code of Ethics, procedures adopted in furtherance thereof, and sanctions impose in response to such material violations; and

               Certifies that the Company has adopted procedures reasonably necessary to prevent Access Persons from violating this Code of Ethics.

EXHIBIT A

                TEXT OF RULE 17J-1 OF THE INVESTMENT COMPANY ACT
                ------------------------------------------------

The purpose of this Code of Ethics is to provide consistent guidance with the Investment Company Act and more specifically Rule 17j-1, the purpose of which is to prevent affiliated persons of the registered investment company or principal underwriter for a registered investment company, or any affiliated person of any investment advisor of or principal underwriter for a registered investment company in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the registered investment company from:

     (1) Employing any device, scheme or artifice to defraud such registered investment company;

     (2) Making untrue statements of a material fact to such registered investment company or omitting to state to such registered investment company a material fact necessary in order to make the statements made in light of the circumstances under which they are made, not misleading;

     (3) Engaging in any act, practice, or course of business that operates or would operate as a fraud or deceit upon any such registered investment company; or

     (4) Engaging in any manipulative practice with respect to such registered investment company.

EXHIBIT B


                       DEFINITION OF "BENEFICIAL INTEREST"
                       -----------------------------------


For purposes of this Code of Ethics, persons associated with European Investors Holding Company and its subsidiaries, will be deemed to have a beneficial interest in securities owned directly (including ownership through a nominee) and, in addition, securities which are:


(a) held in the name of another person, if by reason of any contract, understanding, relationship, agreement or other arrangement the reporting person obtains benefits substantially equivalent to those of ownership (e.g., the ability to exercise a controlling influence over the purchase, sale or voting of such securities or the application of the income derived from such securities to maintain a common home or to meet expenses which the reporting person otherwise would meet from other resources);

(b) held in the name of (i) a spouse and a minor children or (ii) any relative, including any relative of the reporting person's spouse, who shares the same home as the reporting person, absent special circumstances indicating that the reporting person does not obtain benefits substantially equivalent to those of ownership;

(c)  held in trust for the benefit of any of the persons  described in paragraph
     (b) above;

(d) held in the name of a spouse, minor children, or other person, even though benefits substantially equivalent to ownership are not obtained, if the reporting person can vest or revest title in himself at once or at some future time;

(e) held by any partnership, closely-held corporation, trust or estate, to the extent of the reporting person's interest therein; or

(f) held by the reporting person as trustee where either such person or members of his immediate family have a vested interest in the outcome or corpus of the trust, or as a settlor of a revocable trust.

EXHIBIT C
                         EUROPEAN INVESTORS HOLDING CO.
                         EUROPEAN INVESTORS INCORPORATED
                         E.I.I. REALTY SECURITIES, INC.

                  INITIAL ASSET CERTIFICATION OF ACCESS PERSONS

INSTRUCTIONS:

1. You must list each Covered Security in which you have Beneficial Ownership, that you hold. Use additional sheets if necessary

2. YOU MUST COMPLETE AND SIGN THIS CERTIFICATION WHETHER OR NOT YOU OR YOUR BROKER SENDS STATEMENTS DIRECTLY TO THE COMPLIANCE OFFICER.

==============================================================================================================
   Name of Security       Number of Shares or      Registration on Security or Account   Nature of Interest
                            Principal Amount

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

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==============================================================================================================

===========================================================
Broker, Dealer or Other Party Through        Account
Whom Transaction Was Made or With Whom        Number
         Securities Are Held
-----------------------------------------------------------

-----------------------------------------------------------

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===========================================================

CERTIFICATIONS: I HEREBY CERTIFY THAT:

1. THE SECURITIES LISTED ABOVE REFLECT ALL THE COVERED SECURITIES IN WHICH I HAVE BENEFICIAL OWNERSHIP AS OF THE DATE LISTED ABOVE.

2.   I HAVE READ THE CODE OF ETHICS AND CERTIFY THAT I AM IN COMPLIANCE WITH IT.

Date:                 Signature:
      ------------              ------------------------------------------------

                      Name:
                           -----------------------------------------------------

NOTE: COPIES OF THE MOST RECENT BROKERAGE STATEMENTS MAY BE ATTACHED TO THIS
      SIGNED REPORT IN LIEU OF THE LIST OF SECURITIES.

EXHIBIT D
                         EUROPEAN INVESTORS HOLDING CO.
                         EUROPEAN INVESTORS INCORPORATED
                         E.I.I. REALTY SECURITIES, INC.

                  ANNUAL ASSET CERTIFICATION OF ACCESS PERSONS
                          For the Year Ended __________


INSTRUCTIONS:

1. You must list each Covered Security in which you have Beneficial Ownership, that you hold at the end of the year indicated above. Use additional sheets if necessary.

2.   Write "none" if you own no Covered Securities at year end.

3. YOU MUST COMPLETE AND SIGN THIS FORM FOR ANNUAL CERTIFICATION WHETHER OR NOT YOU OR YOUR BROKER SENDS STATEMENTS DIRECTLY TO THE COMPLIANCE OFFICER.

============================================================================================================
   Name of Security       Number of Shares and     Registration on Security or Account   Nature of Interest
                            Principal Amount

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

============================================================================================================

==========================================================
Broker, Dealer or Other Party Through        Account
Whom Transaction Was Made or With Whom       Number
         Securities Are Held
----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

==========================================================

CERTIFICATIONS: I HEREBY CERTIFY THAT:

1. THE SECURITIES LISTED ABOVE REFLECT ALL THE COVERED SECURITIES IN WHICH I HAVE BENEFICIAL OWNERSHIP AT THE END OF THE PERIOD.

2.   I HAVE READ THE CODE OF ETHICS AND CERTIFY THAT I AM IN COMPLIANCE WITH IT.

Date:                 Signature:
      ------------              ------------------------------------------------

                      Name:
                           -----------------------------------------------------

NOTE: COPIES OF THE MOST RECENT BROKERAGE STATEMENTS MAY BE ATTACHED TO THIS
      SIGNED REPORT IN LIEU OF THE LIST OF SECURITIES.

EXHIBIT E
                         EUROPEAN INVESTORS HOLDING CO.
                         EUROPEAN INVESTORS INCORPORATED
                         E.I.I. REALTY SECURITIES, INC.

                     QUARTERLY SECURITIES TRANSACTION REPORT
                    For the Calendar Quarter Ended __________
INSTRUCTIONS

1. List all transactions in Covered Securities in any account in which you have Beneficial Ownership. Use additional sheets if necessary.

2. Write "none" if you have had no transactions in Covered Securities during the quarter .

==========================================================================================================
                          Transaction    Purchase or    No. of Shares or Principal
     Name of Security        Date            Sale                 Amount                    Price
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

==========================================================================================================

====================================================
    Broker, Dealer or Other Party Through Whom
               Transaction Was Made
----------------------------------------------------

----------------------------------------------------

----------------------------------------------------

----------------------------------------------------

----------------------------------------------------

----------------------------------------------------

----------------------------------------------------

====================================================

New Accounts: Complete the following information if you have opened a new securities account during the quarter. Transactions in securities should be listed above.

------------------------------------------------------------------------------------------------------------------------------------
     Title of Account             Name and Mailing Address of Institution With Whom Account Was Established           Account Number
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

I CERTIFY THAT THE INFORMATION PROVIDED ABOVE IS CORRECT.


Date:                 Signature:
      ------------              ------------------------------------------------

                      Name:
                           -----------------------------------------------------

NOTE: COPIES OF YOUR MONTHLY BROKERAGE STATEMENTS MAY BE ATTACHED TO THIS SIGNED
      REPORT IN LIEU OF THE LIST OF SECURITIES.

EXHIBIT F

                     ACKNOWLEDGEMENT (FOR "ACCESS PERSONS")


o I hereby acknowledge receipt of the Firm's Code of Ethics and certify that I have read it and agree to abide by it.

o I also confirm that I have instructed all brokerage houses where I maintain a personal account or any account in which I have a beneficial interest or exercise control, to supply duplicate copies of my transaction confirmations to European Investors, Attn: Compliance Officer.

         Following is a list of my brokerage accounts:

         Broker_______________________  Account Registration____________________
         Broker_______________________  Account Registration____________________
         Broker_______________________  Account Registration____________________
         Broker_______________________  Account Registration____________________
         Broker_______________________  Account Registration____________________
         Broker_______________________  Account Registration____________________

o I certify that PRIOR to opening any new brokerage accounts for personal securities transactions for myself or for any account in which I have a beneficial interest or exercise control, I will obtain pre-approval (Exhibit H).

o I hereby certify that I have never been found civilly liable for or criminally guilty of insider trading and that no legal proceedings alleging that I have violated the law on insider trading are now pending, to my knowledge, threatened by any person or authority.


Date:
     ---------------------                    ----------------------------------
                                                          (Signature)


                                              ----------------------------------
                                                          (Print Name)

                                  INSTRUCTIONS:
                     DUPLICATE COPIES OF CONFIRMATIONS FORM

                           COMPLETE THIS FORM FOR EACH
     BROKERAGE FIRM, INVESTMENT ADVISOR, BANK OR OTHER FINANCIAL INSTITUTION
                                  AT WHICH YOU
                              MAINTAIN AN ACCOUNT,
                         HAVE AN INTEREST IN AN ACCOUNT,
                 OR EXERCISE INVESTMENT CONTROL OVER AN ACCOUNT.

Please type or print the information requested.

1. BROKER/INSTITUTION'S NAME AND MAILING ADDRESS: List the name and mailing address of each brokerage firm, investment advisor, bank, or other financial institution maintaining the account.

2.   YOUR NAME.

3. ACCOUNT TITLE AND NUMBER: List the complete account title and number for your own securities accounts as well as those accounts in which you have a beneficial interest or over which you exercise investment control.

4. EMPLOYEE'S SIGNATURE. Sign the form and mail it to the broker or other financial institution.

5.   PRINT YOUR NAME AND ADDRESS.

Mail this completed form to the broker or other financial institution.

EXHIBIT G

                        DUPLICATE COPIES OF CONFIRMATIONS
                        ---------------------------------
1. To:




2. From:  _____________________________

Dear Sir or Madam:

I am an employee of European Investors Incorporated. Please arrange for duplicate copies of confirmations concerning my accounts to be sent directly to:

                  Michael J. Meagher, Chief Compliance Officer,
                  European Investors Inc.
                  717 Fifth Avenue, 10th Floor
                  New York, NY 10022

I maintain, have an interest in, or exercise investment control over, the following accounts at your institution: 3.
-------------------------------------------------------------------------------
                     Account Title                       Account Number
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


Dated:
      -----------------

                  4. Employee Signature:
                                        ----------------------------------------

                  5. Name & Address:
                                    --------------------------------------------

                                    --------------------------------------------

                                    --------------------------------------------

EXHIBIT H
                             EUROPEAN INVESTORS INC.
                       NEW BROKERAGE ACCOUNT APPROVAL FORM

Since European Investors Inc., the investment advisor, is affiliated with a Broker/Dealer (European Investors Corporate Finance Inc.), PRIOR to opening any brokerage account for personal securities transactions for yourself or for any account in which you have a beneficial interest or exercise control, you must obtain pre-approval.

Approval can be obtained approval from Michael Meagher, or in his absence, Richard Adler or John Criss. Some brokerage firms may require a 407 letter be submitted upon opening. We will be happy to complete one of these, if requested. In addition, upon opening an account, European Investors must be set-up to receive duplicate copies of any trade confirmations.

If you would like to open a new account, please complete the following information and submit for approval:


EMPLOYEE NAME:____________________________________________


REGISTERED ACCOUNT NAME: _________________________________


BROKERAGE FIRM: __________________________________________


BROKERAGE CONTACT:________________________________________


DATE: _____________________________

EXHIBIT F

                     ACKNOWLEDGEMENT (FOR "ACCESS PERSONS")
                     --------------------------------------


         I hereby acknowledge receipt of the Firm's Code of Ethics and certify that I have read it and agree to abide by it. I also confirm that I have instructed all brokerage houses where I maintain an account to supply duplicate copies of my confirmation statements to European Investors Holding Co., Attn:
Compliance Officer. I hereby certify that I have never been found civilly liable for or criminally guilty of insider trading and that no legal proceedings alleging that I have violated the law on insider trading are now pending, to my knowledge, threatened by any person or authority.


Date:
     ---------------------                    ----------------------------------
                                                          (Signature)


                                              ----------------------------------
                                                          (Print Name)